                         NOTICE OF GUARANTEED DELIVERY

                                      FOR


                        TENDER OF SHARES OF COMMON STOCK

                                       OF


                     ATALANTA/SOSNOFF CAPITAL CORPORATION

                       PURSUANT TO THE OFFER TO PURCHASE
                              DATED JUNE 13, 2003

                                       TO


                         ATALANTA ACQUISITION COMPANY

                                WHOLLY OWNED BY


                               MARTIN T. SOSNOFF


                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if Certificates evidencing shares (the "Shares") of common stock, par value $0.01 per share, of Atalanta/Sosnoff Capital Corporation, a Delaware corporation (the "Company"), are not immediately available or time will not permit all required documents to reach EquiServe Trust Company, N.A., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:


                         EQUISERVE TRUST COMPANY, N.A.




      By First Class Mail:                  By Hand:                By Overnight, Delivery:
          EquiServe             Securities Transfer & Reporting            EquiServe
       Corporate Actions                 Services, Inc.                Corporate Actions
          P.O. Box 43014            c/o Boston EquiServe LP            150 Royall Street
  Providence, RI 02940-3014         100 William St/Galleria             Canton, MA 02021
                                       New York, NY 10038


            By Facsimile Transmission:           Confirm Receipt by Telephone:
         (For Eligible Institutions only)             (800) 730-6001
               (781) 575-2901

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, AND TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.


     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

     SHARES MAY NOT BE TENDERED PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES.

--------------------------------------------------------------------------------

     Ladies and Gentlemen:

   The undersigned hereby tenders to Atalanta Acquisition Company, a Delaware corporation ("Purchaser"), which is wholly owned by Martin T. Sosnoff, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 13, 2003 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

 Series and Certificate Nos. of Shares (if available):

 Name(s) of Record Holder(s):
                             ---------------------------------------------------

 -------------------------------------------------------------------------------
                            (Please type or print)


 Address(s):
            --------------------------------------------------------------------

 -------------------------------------------------------------------------------

 Area Code and Tel. No.:
                         -------------------------------------------------------
 Common Stock, par value $0.01 per share
 Certificate Nos.:
                   -------------------------------------------------------------
 Number of Shares Tendered:
                           -----------------------------------------------------

 If Share(s) will be delivered by book-entry transfer, check this box [ ]

 Account number:
                 ---------------------------------------------------------------
 Signature(s):
              ------------------------------------------------------------------
 Dated:
        ------------------------------------------------------------------------

 -------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                   GUARANTEE

                 (NOT TO BE USED FOR THE SIGNATURE GUARANTEE)

   The undersigned, an Eligible Institution (as defined in the Offer to Purchase), guarantees delivery to the Depositary, at one of its addresses set forth above, Certificates ("Share Certificates") evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at Depositary Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three days on which the NYSE is open for business after the date hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period set forth above. Failure to do so could result in a financial loss to such Eligible Institution.



  Name of Firm:                             ---------------------------------
               -------------------------          (AUTHORIZED SIGNATURE)

  Address:                                  Name:
          -----------------------------          ----------------------------

                                            Title:
  ------------------------------------           ----------------------------
      (CITY, STATE, ZIP CODE)
                                            Dated:               , 2003
                                                  ---------------
  Area and Telephone Number:
                            ---------------------

 DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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